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                       FARM BUREAU LIFE INSURANCE COMPANY
            5400 UNIVERSITY AVENUE, WEST DES MOINES, IOWA 50266-5997

         ESTATE PROTECTOR 4-YEAR NON-RENEWABLE LAST SURVIVOR TERM RIDER
          This rider is a part of the policy to which it is attached.


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SECTION 1 - DEFINITIONS
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1.1 YOU, YOUR OR JOINT INSUREDS
means the persons whose lives are insured.

1.2 AGE
means the age at the last birthday.

1.3 ATTAINED AGE
means the joint equal age at issue plus the number of policy years since the policy date.

1.4 EFFECTIVE DATE
means the date shown for this rider on the policy data page.

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SECTION 2 - GENERAL PROVISIONS
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2.1 DEATH BENEFIT
We will pay the amount of this rider to the beneficiary of the joint insured last to die:

a) within two months after receipt by us of due proof of such joint insured's death;

b) if the policy and this rider are in force on the date of such joint insured's death with all needed monthly deductions paid; and

c)   subject to the terms and conditions of the policy and this rider.

2.2 AMOUNT OF THIS RIDER
The amount of term insurance under this rider is shown on the policy data page.

2.3 DEATH BENEFIT CHANGES
The owner may change the amount of this
rider at any time after the first policy year subject to the following rules:

a)   The change must be in writing in a form acceptable to us.

b)   It must be signed by the owner.

c) The form must be sent to us and, if proof of insurability is required, such proof must be acceptable to us.

d) We will issue a new policy data page for any change in the amount of this rider.

Any decrease will be effective on the monthly deduction day coinciding with or next following our receipt of the request. Any reduction will be in the following order:

a)   against the most recent increase in insurance;

b)   against the next most recent increases reduced in succession;

c)   against the initial amount.

Any decrease is also subject to a minimum amount remaining of $100,000.

Any increase will require proof of insurability. An approved increase will have an effective date as shown on the new policy data page.

2.4 INCONTESTABLE CLAUSE
We will not contest payment of this rider for any reason other than fraud after this rider has been in force during both joint insured's lifetime for two years from the effective date.

We will not contest payment of any increases in the amount of this rider for any reason other than fraud after the increases have been in force during both joint insured's lifetime for two years from the effective date of each increase.

2.5 MISSTATEMENT OF AGE OR SEX
We have the right to correct benefits for misstated age or sex. In such an event, benefits will be the amount the monthly deduction

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actually made would have bought at the correct age or sex.

2.6 SUICIDE
If, within one year of the effective date, either of you die by suicide, whether sane or insane, our liability is limited to the monthly deductions paid for this rider.

Any increase in death benefits resulting from an increase in the amount of this rider will not be paid if a covered person dies from suicide, while sane or insane, within one year of the date of such increase. Instead, we will return an amount equal to the cost of insurance for such increase in the amount of this rider.

2.7 TERMINATION
All rights and benefits under this rider will end when any one of the following events occurs:

a)   the fourth policy anniversary;

b)   the last joint insured dies;

c) the owner requests that the policy or rider be cancelled or fully converted;

d) the grace period specified in the policy ends without payment of the monthly deductions; or

e)   conversion, expiry, maturity or termination of the policy.

2.8 POLICY PROVISIONS APPLY
The accumulated value and policy loan provisions of the policy, if any, will not apply to this rider. All other provisions not in conflict with this rider will apply to this rider. In the event of a conflict between the provisions of the policy and this rider, the provisions of this rider will prevail.

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SECTION 3 - OWNERSHIP AND BENEFICIARIES
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3.1 OWNERSHIP
The owner of the policy will be the owner of this rider.

3.2 BENEFICIARY
Beneficiaries for this rider are as named in the application, unless changed by the owner. The rider's beneficiaries may be different from the policy's beneficiaries.

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SECTION 4 - MONTHLY DEDUCTIONS AND REINSTATEMENT
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4.1 MONTHLY DEDUCTIONS
The monthly deductions for this rider are to be paid on the same dates, in the same manner, and under the same conditions as the monthly deductions for the policy to which this rider is attached. Monthly deductions for this rider are due until the rider terminates. The monthly deduction for this rider is the cost of insurance rate multiplied by the amount of the term rider.

4.2 COST OF INSURANCE RATE
The cost of insurance rate is subject to the following rules:

a) The rate is based on each joint insured's sex, rate class and attained age. For any increase in the specified amount, your attained age will be the joint equal age on the effective date of the increase.

b) The monthly rates will be determined by us based on our expectation as to future mortality experience.

c)   If we change the rates, we will change them for everyone in a rate class.

d) The monthly guaranteed rates are shown in the following table. The monthly rate will never be more than these rates.

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              TABLE OF GUARANTEED MAXIMUM MONTHLY INSURANCE RATES
                                   PER $1,000


Attained       Non-                                        Attained       Non-
Age            Tobacco        Tobacco        Combined      Age            Tobacco        Tobacco       Combined
18             0.031000       0.040300       0.035650      51             0.041075       0.052700      0.046500
19             0.031000       0.040300       0.035650      52             0.041075       0.053475      0.047275
20             0.031000       0.040300       0.035650      53             0.041850       0.054250      0.047275
                                                           54             0.041850       0.055025      0.048050
                                                           55             0.042625       0.055800      0.048825

21             0.031000       0.040300       0.035650      56             0.043400       0.058900      0.050375
22             0.031000       0.040300       0.035650      57             0.044950       0.062775      0.052700
23             0.031000       0.040300       0.035650      58             0.045725       0.065875      0.054250
24             0.031000       0.040300       0.035650      59             0.046500       0.069750      0.056575
25             0.031000       0.040300       0.035650      60             0.048050       0.073625      0.058125

26             0.031000       0.040300       0.035650      61             0.048825       0.077500      0.060450
27             0.031775       0.041075       0.036425      62             0.050375       0.081375      0.062775
28             0.031775       0.041075       0.036425      63             0.051925       0.090675      0.064325
29             0.032550       0.041850       0.037200      64             0.052700       0.109275      0.066650
30             0.032550       0.041850       0.037200      65             0.054250       0.133300      0.068975

31             0.033325       0.042625       0.037975      66             0.058125       0.161200      0.079050
32             0.033325       0.042625       0.037975      67             0.062775       0.196075      0.096100
33             0.034100       0.043400       0.038750      68             0.068200       0.236375      0.117025
34             0.034100       0.043400       0.038750      69             0.073625       0.285200      0.142600
35             0.034875       0.044175       0.039525      70             0.087575       0.341775      0.172825

36             0.034875       0.044175       0.039525      71             0.107725       0.409200      0.209250
37             0.035650       0.044950       0.040300      72             0.132525       0.490575      0.254975
38             0.035650       0.044950       0.040300      73             0.162750       0.589775      0.310000
39             0.036425       0.045725       0.041075      74             0.199175       0.710675      0.375875
40             0.036425       0.045725       0.041075      75             0.243350       0.857150      0.456475

41             0.037200       0.046500       0.041850      76             0.295275       1.033075      0.551800
42             0.037200       0.046500       0.041850      77             0.358050       1.243100      0.666500
43             0.037975       0.047275       0.042625      78             0.433225       1.489550      0.801350
44             0.037975       0.047275       0.042625      79             0.520800       1.776300      0.959450
45             0.038750       0.048050       0.043400      80             0.623875       2.106450      1.143900

46             0.038750       0.048825       0.044175      81             0.744000       2.486200      1.356250
47             0.039525       0.049600       0.044175      82             0.883500       2.920975      1.600375
48             0.039525       0.050375       0.044950      83             1.045475       3.416200      1.881700
49             0.040300       0.051150       0.044950      84             1.232250       3.977300      2.202550
50             0.040300       0.051150       0.045725      85             1.445375       4.606600      2.565250

4.3 REINSTATEMENT
This rider may be reinstated along with the policy subject to the requirements of the policy and the following:

a) You must provide proof of good health and insurability satisfactory to us for each joint insured who would be insured under this rider upon such reinstatement.

b) All unpaid monthly deductions must be paid with interest. We will set the interest rate, but it will not exceed 6% per year.


                                                     /s/ Craig A. Lang

                                                     President